Exhibit 99.2

                     POTASH CORPORATION OF SASKATCHEWAN INC.
                               (the "Corporation")
                          DEFERRED SHARE UNIT PLAN FOR
                             NON-EMPLOYEE DIRECTORS

                                  ELECTION FORM

        (Must be received by the Corporation no later than ____________)




NAME
       ---------------------------------

TITLE  Director
       ---------------------------------


Please complete both Part A and Part B below:


I have reviewed The Potash Corporation of Saskatchewan Inc. Deferred Share Unit Plan for Non-Employee Directors (the "Plan") and:


A. |_| I hereby elect to participate in the Plan with respect to the 20__ calendar year to the extent of _____ % of my annual retainer fees otherwise payable in cash in the 20__ calendar year;

                                            OR

    |_| I choose not to participate in the Plan with respect to any of my annual retainer fees payable in cash in the 20__ calendar year.



B. |_| I hereby elect to participate in the Plan with respect to the 20__ calendar year to the extent of _____% of any other fees* for my serving as a director otherwise payable to me in cash in the 20__ calendar year;

                                            OR

    |_| I choose not to participate in the Plan with respect to any other fees* for serving as a director payable to me in cash in the 20__ calendar year.



I understand that the Share Units allocated to me as a result of this election will be paid in cash or common shares of the Corporation (at the discretion of the Corporation) only when the following two conditions have been met: (1) I have ceased to be a member of the Board of Directors of the Corporation or of any subsidiary for any reason whatsoever (including death); and (2) I am neither an employee of the Corporation or of a subsidiary, nor a member of the Board of Directors of the Corporation or of any subsidiary.


----------------------------                  ---------------------------------
           Date                               Non-Employee Director's Signature


* Other fees consist of compensation received for meeting attendance (excluding expense reimbursement) and fees received for serving as a chair or member of Board committees.

Please forward the completed Election Form by fax, with the original to follow by mail or messenger to:

Potash Corporation of Saskatchewan Inc.
Suite 500, 122 - 1st Avenue South
Saskatoon, Saskatchewan
S7K 7G3

Attention:    S. Gizen, Corporate Securities Administrator

Fax:          (306) 933-8877